UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2023

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 3, 2023, New York City REIT, Inc. (the “Company”) issued 251,256 shares of its Class A common stock, $0.01 par value per share (“Class A Common Stock”), to the Company’s advisor, New York City Advisors, LLC (the “Advisor”) as payment to the Advisor of its base management fee paid for advisory services to be rendered in January 2023. The shares were issued at a per share price equal to $1.99 which was the higher value per share between the minimum price required by the New York Stock Exchange regulations and the price set forth in the terms of the Second Amended and Restated Advisory Agreement, entered into on November 16, 2018 and amended on August 18, 2020, by and among the Company, New York City Operating Partnership, L.P., and the Advisor. As a result of the issuance, Bellevue Capital Partners, LLC and its affiliates (including the Advisor) own 3,430,142 shares equal to 22.3% as of January 3, 2023 of the Class A common stock.

In addition, on January 3, 2023, the Company also issued 16,304 restricted shares (the “Restricted Shares) of Class A Common Stock to Mr. Louis P. DiPalma, a recently appointed director of the Company pursuant to the 2020 Omnibus Incentive Compensation Plan of the Company. The Restricted Shares will vest over a five-year period beginning on January 3, 2023 in increments of 20% per annum subject to continued service through the applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: January 9, 2023	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary